Exhibit 99.1
For Immediate Release

Hudson Global Reports 2025 First Quarter Results

OLD GREENWICH, CT - May 13, 2025 - Hudson Global, Inc. (Nasdaq: HSON) ("Hudson Global" or "the Company"), a leading global total talent solutions company, announced today financial results for the first quarter ended March 31, 2025.

2025 First Quarter Summary

•Revenue of $31.9 million decreased 6.0% from the first quarter of 2024 and 3.3% in constant currency.
•Adjusted net revenue of $16.4 million increased 0.4% from the first quarter of 2024 and 2.2% in constant currency.
•Net loss was $1.8 million, or $0.59 per diluted share, compared to net loss of $2.9 million, or $0.95 per diluted share, for the first quarter of 2024. Adjusted net loss per diluted share (non-GAAP measure)* was $0.46 compared to adjusted net loss per diluted share of $0.72 in the first quarter of 2024.
•Adjusted EBITDA loss (non-GAAP measure)* was $0.7 million, a decrease versus adjusted EBITDA loss of $1.5 million in the first quarter of 2024.
•Total cash including restricted cash was $17.2 million at March 31, 2025.

“Although overall results for the first quarter of 2025 were stronger than last year's first quarter, the overall talent environment remains uncertain due to macro conditions," said Jeff Eberwein, CEO of Hudson Global. "We are confident in our ability to position the business for strong future growth while managing through the current environment. We believe Hudson RPO will outperform its peers going forward."

Jake Zabkowicz, Global CEO of Hudson RPO, added, “In the first quarter of 2025, we continued to make progress on our objectives and made multiple strategic hires, launched our Digital Division, and drove our 'Land and Expand' strategy, with a focus on further enhancing our geographic reach and service offerings. Our talented team is strategically positioned to deliver exceptional results in the future."

* The Company provides non-GAAP measures as a supplement to financial results based on accounting principles generally accepted in the United States ("GAAP"). Constant currency, adjusted EBITDA, EBITDA, adjusted net income or loss, and adjusted net income or loss per diluted share are defined in the segment tables at the end of this release and a reconciliation of such non-GAAP measures to the most directly comparable GAAP measures is included within such segment tables.

Regional Highlights

All rate comparisons are in constant currency.

Americas

In the first quarter of 2025, Americas revenue of $6.9 million increased 15% and adjusted net revenue of $6.0 million increased 3% from the first quarter of 2024. EBITDA loss was $0.1 million in the first quarter of 2025, compared to $0.9 million of EBITDA loss in the same period last year. Adjusted EBITDA was $0.1 million in the first quarter of 2025 compared to adjusted EBITDA loss of $0.7 million in the same period last year.

Asia Pacific

Asia Pacific revenue of $19.1 million decreased 7% and adjusted net revenue of $7.2 million increased 14% in the first quarter of 2025 compared to the same period in 2024. EBITDA was $0.3 million in the first quarter of 2025 compared to EBITDA loss of $0.6 million in the same period one year ago, and adjusted EBITDA was $0.6 million compared to adjusted EBITDA loss of $0.2 million in the first quarter of 2024.

Europe, Middle East, and Africa ("EMEA")

EMEA revenue in the first quarter of 2025 decreased 7% to $5.9 million and adjusted net revenue of $3.2 million decreased 19% from the first quarter of 2024. EBITDA loss was $0.6 million in the first quarter of 2025 compared to EBITDA of $0.3 million in the same period one year ago. Adjusted EBITDA loss of $0.5 million in the first quarter of 2025 compared to adjusted EBITDA of $0.3 million in the first quarter of 2024.

Corporate Costs

In the first quarter of 2025, the Company's corporate costs were $0.9 million, compared to $1.0 million in the prior year quarter. Corporate costs in the first quarter of 2025 and 2024 excluded non-recurring expenses of $0.3 million and $0.5 million, respectively.

Liquidity and Capital Resources

The Company ended the first quarter of 2025 with $17.2 million in cash, including $0.7 million in restricted cash. The Company used $0.8 million in cash flow from operations during the first quarter of 2025 compared to an outflow of $1.8 million of cash flow from operations in the first quarter of 2024.

Share Repurchase Program

As a reminder, the Company approved a $5 million common stock share repurchase program, effective August 8, 2023. In 2024, the Company purchased 154,084 shares for $2.5 million under this program and has $2.1 million remaining. The Company continues to view share repurchases as an attractive use of capital.

NOL Carryforward

As of December 31, 2024, Hudson Global had $240 million of usable net operating losses (“NOL”) in the U.S., which the Company considers to be a very valuable asset for its stockholders. In order to protect the value of the NOL for all stockholders, the Company has a rights agreement and charter amendment in place that limit beneficial ownership of Hudson Global common stock to 4.99%. Stockholders who wish to own more than 4.99% of Hudson Global common stock, or who already own more than 4.99% of Hudson Global common stock and wish to buy more, may only acquire additional shares with the Board’s prior written approval.

Conference Call/Webcast

The Company will conduct a conference call today, Tuesday, May 13, 2025 at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the Company's web site at hudsonrpo.com.

If you wish to join the conference call, please use the dial-in information below:
•Toll-Free Dial-In Number: (833) 816-1383
•International Dial-In Number: (412) 317-0476

The archived call will be available on the investor information section of the Company's website at hudsonrpo.com.

About Hudson Global
Hudson Global, Inc. is a leading global total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we develop tailored talent solutions designed to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and strive to exceed expectations.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

Investor Relations:
The Equity Group
Lena Cati
212 836-9611 / lcati@equityny.com

Forward-Looking Statements

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the Company’s ability to successfully achieve its strategic initiatives ; risks related to potential acquisitions or dispositions of businesses by the Company; the Company’s ability to operate successfully as a company focused on its RPO business; risks related to fluctuations in the Company’s operating results from quarter to quarter due to various factors such as rising inflationary pressures and interest rates; the loss of or material reduction in our business with any of the Company’s largest customers; the ability of clients to terminate their relationship with the Company at any time; competition in the Company’s markets; the negative cash flows and operating losses that may recur in the future; risks relating to how future credit facilities may affect or restrict our operating flexibility; risks associated with the Company’s investment strategy; risks related to international operations, including foreign currency fluctuations, political events, trade wars, natural disasters or health crises, including the Russia-Ukraine war, and potential conflict in the Middle East; the Company’s dependence on key management personnel; the Company’s ability to attract and retain highly skilled professionals, management, and advisors; the Company’s ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company’s exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage; the Company’s ability to utilize net operating loss carryforwards; volatility of the Company’s stock price; the impact of government regulations and deregulation efforts; restrictions imposed by blocking arrangements; risks related to the use of new and evolving technologies; and the adverse impacts of cybersecurity threats and attacks. Additional information concerning these, and other factors is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$31,866	$33,891

Operating expenses:
Direct contracting costs and reimbursed expenses	15,468	17,561
Salaries and related	14,345	15,166
Office and general	2,564	2,929
Marketing and promotion	930	878
Depreciation and amortization	283	397
Total operating expenses	33,590	36,931
Operating loss	(1,724)	(3,040)
Non-operating income (expense):
Interest income, net	71	93
Other expense, net	(71)	(39)
Loss before income taxes	(1,724)	(2,986)
Provision for (benefit from) income taxes	32	(88)
Net loss	$(1,756)	$(2,898)
Loss per share:
Basic	$(0.59)	$(0.95)
Diluted	$(0.59)	$(0.95)
Weighted-average shares outstanding:
Basic	2,985	3,041
Diluted	2,985	3,041

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$16,553	$17,011
Accounts receivable, less allowance for expected credit losses of $227 and $391, respectively	21,281	20,093
Restricted cash, current	487	476
Prepaid and other	2,885	2,560
Total current assets	41,206	40,140
Property and equipment, net of accumulated depreciation of $1,665 and $1,668, respectively	213	242
Operating lease right-of-use assets	828	1,024
Goodwill	5,717	5,703
Intangible assets, net of accumulated amortization of $4,135 and $3,897, respectively	2,256	2,491
Deferred tax assets, net	2,677	2,648
Restricted cash, non-current	174	180
Other assets	114	155
Total assets	$53,185	$52,583
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,064	$1,789
Accrued salaries, commissions, and benefits	4,570	4,306
Accrued expenses and other current liabilities	4,679	4,504
Operating lease obligations, current	471	623
Total current liabilities	12,784	11,222
Income tax payable	94	93
Operating lease obligations	401	441
Other liabilities	432	399
Total liabilities	13,711	12,155
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 20,000 shares authorized; 4,035 and 4,033 shares issued; 2,751 and 2,750 shares outstanding, respectively	4	4
Additional paid-in capital	494,595	494,209
Accumulated deficit	(431,773)	(430,017)
Accumulated other comprehensive loss, net of applicable tax	(2,293)	(2,717)
Treasury stock, 1,284 and 1,283 shares, respectively, at cost	(21,059)	(21,051)
Total stockholders’ equity	39,474	40,428
Total liabilities and stockholders’ equity	$53,185	$52,583

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
RECONCILIATION OF ADJUSTED EBITDA
(in thousands)
(unaudited)

For The Three Months Ended March 31, 2025	Americas	Asia Pacific	EMEA	Corporate	Total
Revenue, from external customers	$6,852	$19,127	$5,887	$—	$31,866
Adjusted net revenue, from external customers (1)	$5,980	$7,211	$3,207	$—	$16,398
Net loss					$(1,756)
Provision from income taxes					32
Interest income, net					(71)
Depreciation and amortization					283
EBITDA (loss) (2)	$(141)	$283	$(638)	$(1,016)	(1,512)
Non-operating expense (income), including corporate administration charges	175	134	122	(360)	71
Stock-based compensation expense	63	131	43	149	386
Non-recurring severance and professional fees	—	54	—	333	387
Adjusted EBITDA (loss) (2)	$97	$602	$(473)	$(894)	$(668)

For The Three Months Ended March 31, 2024	Americas	Asia Pacific	EMEA	Corporate	Total
Revenue, from external customers	$5,994	$21,509	$6,388	$—	$33,891
Adjusted net revenue, from external customers (1)	$5,805	$6,546	$3,979	$—	$16,330
Net loss					$(2,898)
Benefit from income taxes					(88)
Interest income, net					(93)
Depreciation and amortization					397
EBITDA (loss) (2)	$(864)	$(601)	$268	$(1,485)	(2,682)
Non-operating expense (income), including corporate administration charges	62	118	10	(151)	39
Stock-based compensation expense	94	127	58	99	378
Non-recurring severance and professional fees	—	186	7	530	723
Adjusted EBITDA (loss) (2)	$(708)	$(170)	$343	$(1,007)	$(1,542)

(1)    Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)    Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income (expense), stock-based compensation expense, and other non-recurring severance and professional fees (“Adjusted EBITDA”) are presented to provide additional information about the Company's operations on a basis consistent with the measures which the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, or other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. Furthermore, EBITDA and Adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION OF CONSTANT CURRENCY MEASURES
(in thousands) (unaudited)

The Company operates on a global basis, with the majority of its revenue generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The Company defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, adjusted net revenue, selling, general and administrative expenses ("SG&A"), operating income (loss), and EBITDA (loss) include the effect of changes in foreign currency exchange rates. The Company’s management reviews and analyzes business results in constant currency and believes these results better represent the Company’s underlying business trends. The Company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended March 31,
	2025	2024
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Americas	$6,852	$5,994	$(18)	$5,976
Asia Pacific	19,127	21,509	(862)	20,647
EMEA	5,887	6,388	(53)	6,335
Total	$31,866	$33,891	$(933)	$32,958
Adjusted net revenue (1)
Americas	$5,980	$5,805	$(17)	$5,788
Asia Pacific	7,211	6,546	(225)	6,321
EMEA	3,207	3,979	(39)	3,940
Total	$16,398	$16,330	$(281)	$16,049
SG&A:(2)
Americas	$6,035	$6,662	$(49)	$6,613
Asia Pacific	6,707	6,982	(232)	6,750
EMEA	3,720	3,694	(37)	3,657
Corporate	1,377	1,635	—	1,635
Total	$17,839	$18,973	$(318)	$18,655
Operating income (loss):
Americas	$(208)	$(1,152)	$1	$(1,151)
Asia Pacific	383	(520)	10	(510)
EMEA	(519)	270	(1)	269
Corporate	(1,380)	(1,638)	—	(1,638)
Total	$(1,724)	$(3,040)	$10	$(3,030)
EBITDA (loss):
Americas	$(141)	$(864)	$(3)	$(867)
Asia Pacific	283	(601)	18	(583)
EMEA	(638)	268	—	268
Corporate	(1,016)	(1,485)	—	(1,485)
Total	$(1,512)	$(2,682)	$15	$(2,667)

(1)Represents Revenue less the Direct contracting costs and reimbursed expenses caption on the Condensed Consolidated Statements of Operations.
(2)SG&A is a measure that management uses to evaluate the segments’ expenses and includes salaries and related costs, office and general costs, and marketing and promotion costs.

HUDSON GLOBAL INCOME PER DILUTED SHARE
(in thousands, except per share amounts)
(unaudited)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended March 31, 2025	Net Loss	Outstanding	Share (1)
Net loss	$(1,756)	2,985	$(0.59)
Non-recurring severance and professional fees (after tax)	387	2,985	0.13
Adjusted net loss (2)	$(1,369)	2,985	$(0.46)

	Adjusted	Diluted Shares	Per Diluted
For The Three Months Ended March 31, 2024	Net Loss	Outstanding	Share (1)
Net loss	$(2,898)	3,041	$(0.95)
Non-recurring severance and professional fees (after tax)	723	3,041	0.24
Adjusted net loss (2)	$(2,175)	3,041	$(0.72)

(1)    Amounts may not sum due to rounding.

(2)    Adjusted net income or loss per diluted share are Non-GAAP measures defined as reported net income or loss and reported net income or loss per diluted share before items such as acquisition-related costs and non-recurring severance and professional fees after tax that are presented to provide additional information about the Company's operations on a basis consistent with the measures that the Company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. Adjusted net income or loss per diluted share should not be considered in isolation or as substitutes for net income or loss and net income or loss per diluted share and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as measures of the Company's profitability or liquidity. Further, adjusted net income or loss and adjusted net income or loss per diluted share as presented above may not be comparable with similarly titled measures reported by other companies.